                                                                  Exhibit (4)(D)


                            FIRST AMENDMENT AGREEMENT

         First Amendment Agreement made as of the 19th day of June, 1995, by and among PARKOHIO INDUSTRIES, INC., an Ohio corporation (the "Borrower"), SOCIETY NATIONAL BANK, as Agent (the "Agent") and the banks listed on Schedule I attached hereto and made a part hereof (the "Banks):

         WHEREAS, the Borrower, the Agent and the Banks are parties to a certain credit agreement dated April 11, 1995, as it may from time to time be amended, supplemented or otherwise modified, which provides, among other things, for revolving credits and term loans aggregating One Hundred Million Dollars until March 31, 1999, all upon certain terms and conditions (the "Credit Agreement");

         WHEREAS, the Borrower, the Agent and the Banks desire to amend the Credit Agreement by modifying certain financial covenants and incorporating a form of assignment agreement;

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, the Borrower, the Agent and the Banks agree as follows:

         1. The Credit Agreement is hereby amended as of April 11, 1995 by deleting Section 5.7 thereof in its entirety and by inserting in place thereof the following:

                  SECTION 5.7. WORKING CAPITAL. Borrower will not suffer or permit the Consolidated Net Current Assets at any time to fall below the current minimum amount required, which current minimum amount required shall be (a) Fifty Million Dollars ($50,000,000) on March 31, 1995 through December 30, 1996, (b) Seventy Million Dollars ($70,000,000) on December 31, 1996 through December 30, 1997 and (c) Eighty Million Dollars ($80,000,000) on December 31, 1997 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter. Borrower and its Consolidated Subsidiaries will maintain at all times the ratio of Current Assets to Current Liabilities of no less than the current minimum ratio required, which current minimum ratio required shall be (a) 1.75 to 1.00 on March 31, 1995 through December 30, 1996, and (b) 2.00 to 1.00 on December 31, 1996 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter.

         2. The Credit Agreement is hereby amended as of April 11, 1995 by deleting Section 5.9 thereof in its entirety and by inserting in place thereof the following:

                  SECTION 5.9. NET WORTH. Borrower will not suffer or permit the Consolidated Net Worth of Borrower and its Consolidated Subsidiaries at any time to fall below the current minimum amount required, which current minimum amount required shall be Forty One Million Dollars ($41,000,000) on March 31, 1995 through December 30, 1995, (b) Fifty
         Four Million Dollars ($54,000,000) on December 31, 1995 through December 30,

         1996, (c) Seventy Two Million Dollars ($72,000,000) on
         December 31, 1996 through December 30, 1997, and (c) Ninety Five Million Dollars ($95,000,000) on December 31, 1997 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter.

         3. The Credit Agreement is hereby amended as of April 11, 1995 by deleting Section 5.10 thereof in its entirety and by inserting in place thereof the following:

                  SECTION 5.10. LEVERAGE. Borrower and its Consolidated Subsidiaries will not suffer or permit at any time the ratio of (a) Total Liabilities minus Subordinated indebtedness to (b) Consolidated Net Worth (hereinafter referred to as "Leverage Ratio"), to exceed (i)
         4.00 to 1.00 on June 30, 1995 through December 30, 1995, (ii) 3.30 to
         1.00 on December 31, 1995 through December 30, 1996, (iii) 2.70 to 1.00 on December 31, 1996 through December 30, 1997, and (iv) 2.00 to 1.00 on December 31, 1997 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter.

         4. The Credit Agreement is hereby amended by deleting Section 10.13 thereof in its entirety and by inserting in place thereof the following:

                  SECTION 10.13. BANK ASSIGNMENTS/PARTICIPATIONS.

                  (a) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more financial institutions ("Participants") participating interests in any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the Related Writings; provided that, anything herein to the contrary notwithstanding, each of the Banks hereunder shall retain the lesser of
         (i) such Bank's Commitment hereunder and the aggregate amount of such Bank's Notes issued hereunder or (ii) an undivided ten percent (10%) of the original Commitment of the Banks (unless the original Commitment of the Banks hereunder shall be permanently reduced and then each Bank shall retain ten percent (10%) of the amount as so reduced) and of the aggregate amount of the Notes issued hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this credit agreement to the other parties to this credit agreement shall remain unchanged; such Bank shall remain solely responsible for the performance thereof; such Bank shall remain the holder of any such Note for all purposes under this credit agreement and the Related Writings; and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this credit agreement and the Related Writings. The Borrower agrees that if amounts outstanding under this credit agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this credit agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this credit agreement or any Note, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in
         Section 8.5. The Borrower also agrees that each Participant shall be entitled to the benefits of Article III and Sections 10.7, 10.8 and
         10.9 with respect to its participation in the Commitments and the loans outstanding from time to time.

                  (b) With the written consent of the Agent, any Bank may (subject to the proviso set forth below), in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more financial institutions ("Purchasing Banks") a part of its rights and obligations under this credit agreement and the Notes, pursuant to an Assignment and Acceptance executed by such Purchasing Bank, such transferor Bank and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided that, anything herein to the contrary notwithstanding, each of the Banks hereunder shall retain the lesser of
         (i) such Bank's Commitment hereunder and the aggregate amount of such Bank's Notes issued hereunder or (ii) an undivided ten percent (10%) of the original Commitment of the Banks (unless the original Commitment of the Banks hereunder shall be permanently reduced and then each Bank shall retain ten percent (10%) of the amount as so reduced) and of the aggregate amount of the Notes issued hereunder, and FURTHER PROVIDED that, prior to the occurrence of an Event of Default, no Bank shall sell its interest hereunder pursuant to an assignment without the written consent of the Borrower, which consent shall not be unreasonably withheld. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this credit agreement. Such Assignment and Acceptance shall be deemed to amend this credit agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of the appropriate Commitments arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this credit agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Revolving Credit Note and/or Term Note, as the case may be, to the order of such Purchasing Bank in an amount equal to the Revolving Credit Commitment and/or the Term Loan Commitment assumed by it pursuant to such Assignment and Acceptance and new Notes to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Borrower marked "cancelled".

                  (c) The Agent shall maintain at its address referred to in
         Section 10.6 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the loan recorded therein for all purposes of this credit agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank, a Purchasing Bank and the Agent, together with payment by the transferor Bank and/or the Purchasing Bank of a registration and processing fee of Two Thousand Five Hundred Dollars ($2,500), to be retained by the Agent for its own account, the Agent shall (i) promptly accept such Assignment and Acceptance, and (ii) on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

                  (e) The Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower and its Subsidiaries which has been delivered to such Bank by or on behalf of the Borrower or its Subsidiaries pursuant to this credit agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its Subsidiaries prior to becoming a party to this credit agreement.

                  (f) If, pursuant to this section, any interest in this credit agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the loans hereunder, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) either (A) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (g) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         5. The Credit Agreement is hereby amended to add a new Exhibit C in the form of Schedule II, attached hereto.

         6. Borrower hereby represents and warrants to the Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this First Amendment Agreement; (b) officials executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Possible Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the First Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing, and Borrower and each Subsidiary hereby waives and releases the Agent and each of the Banks from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto, and (f) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         7. Each reference that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         8. This First Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         9. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

Address:          600 Tower East                  PARK-OHIO INDUSTRIES, INC.
                  20600 Chagrin Blvd.
                  Shaker Heights, OH 44122                 By:
                                                              ----------------------------------
                                                                 James S. Walker, Vice President
                                                           and
                                                              ----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          Society Center                  SOCIETY NATIONAL BANK,
                  127 Public Square               Individually and as Agent
                  Cleveland, OH
                  44114-1306                               By:
                  Attn: Commercial Loans-                    ----------------------------------
                                                                 Kenneth M. Merhar, Vice President

                  Cleveland  District

Address:          Huntington Building            THE HUNTINGTON NATIONAL BANK
                  917 Euclid Avenue
                  Cleveland, OH  44115                 By:
                  Attn:  Corporate Banking Div.           --------------------------------
                                                       John P. Barsotti, Vice President


Address:          611 Woodward Avenue            NBD BANK, N.A.
                  Detroit, MI  48226
                  Attn:  Midwest Banking               By:
                                                          --------------------------------
                                                          Frederick Crawford, Vice Pres.

The undersigned consent to the terms hereof.

Address:          600 Tower East                 BENNETT INDUSTRIES, INC.
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                       and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary

Address:          600 Tower East                 CASTLE RUBBER COMPANY
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                       and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary

Address:          600 Tower East                 KAY HOME PRODUCTS, INC.
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                       and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary

Address:          600 Tower East                 GENERAL ALUMINUM MFG. COMPANY
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                       and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary




Address:          600 Tower East                       BLUE FALCON INVESTMENTS, INC.
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                       and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary

Address:          600 Tower East                       RB&W CORPORATION
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                       and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary

Address:          600 Tower East                       BLUE FALCON FORGE, INC.
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                      and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary

Address:          600 Tower East                       TOCCO, INC.
                  20600 Chagrin Blvd.
                  Shaker Heights, OH  44122            By:
                                                          --------------------------------
                                                          James S. Walker, Treasurer

                                                       and
                                                          --------------------------------
                                                          Ronald J. Cozean, Secretary

                                            SCHEDULE I

SOCIETY NATIONAL BANK

NBD BANK, N.A.

THE HUNTINGTON NATIONAL BANK

                                   SCHEDULE II
                                    EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of April 11, 1995, (as amended by the First Amendment Agreement dated as of June ___, 1995, and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PARKOHIO INDUSTRIES, INC., an Ohio corporation (the "Borrower"), the Banks named therein and SOCIETY NATIONAL BANK, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.

         ___________(the "Assignor") and _____________________ (the "Assignee")
agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a _____% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the Assignor's Commitment thereunder in a principal amount as set forth on Annex 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Related Writing, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Related Writing or any other instrument or document furnished pursuant thereto, or any collateral security granted in connection therewith, if any, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or the observance by the Borrower, any of its Subsidiaries or any other obligor or any of their respective obligations under the Credit Agreement or any Related Writing or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assignor's Commitment and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, and the First Amendment Agreement, together with copies of the financial statements delivered pursuant to Section
5.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Related Writings or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the Related Writings or other instruments or documents furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 10.13(f) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be __________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 10.13 of the Credit Agreement, effective as of the Effective Date (which shall not be, unless otherwise agreed to by the Agent, earlier than three Cleveland Banking Days after the date of such acceptance and recording by the Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Related Writings and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. The Assignee advises the Agent that the address listed on Annex 1 is its address for notices under the Credit Agreement.

         8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the ____ day of_______________, 19___, by their respective duly authorized officers on Annex 1 hereto.

                                 ANNEX 1 to the
                           Assignment and Acceptance
                           -------------------------

                        Re: Credit Agreement, dated as of
                        April 11, 1995, as amended, among
                      Park-Ohio Industries, Inc., the Banks
                     from time to time parties thereto, and
                         Society National Bank, as Agent
                         -------------------------------

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

       Principal                                            Percentage                                        Percentage
   Amount of Revolving                                     of Assignor's                                  of Total Revolving
Credit Commitment Assigned                               Interest Assigned                               Credit Commitment Amount
--------------------------                               -----------------                               ------------------------
$                                                                      %                                                %

         Principal                                           Percentage                                        Percentage
      Amount of Term                                       of Assignor's                                      of Total Term
Loan Commitment Assigned                                  Interest Assigned                               Loan Commitment Amount

$                                                                      %                                                %


[NAME OF ASSIGNEE]                                            [NAME OF ASSIGNOR]

By:                                                                    By:
   -----------------------                                                ----------------------------
         Title:                                                                 Title:

Consented to:                                                          Consented to:

SOCIETY NATIONAL BANK                                         PARK-OHIO INDUSTRIES, INC.
  as Agent

By:                                                                    By:
   -----------------------                                                ----------------------------
         Kenneth M. Merhar, Vice President                                              Title:


                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of April 11, 1995, (as amended by the First Amendment Agreement dated as of June ___, 1995, and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PARKOHIO INDUSTRIES, INC., an Ohio corporation (the "Borrower"), the Banks named therein and SOCIETY NATIONAL BANK, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.

         SOCIETY NATIONAL BANK (the "Assignor") and NATIONAL CITY BANK (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a twenty percent (20%) interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the Assignor's Commitment thereunder in a principal amount as set forth on Annex 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Related Writing, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Related Writing or any other instrument or document furnished pursuant thereto, or any collateral security granted in connection therewith, if any, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or the observance by the Borrower, any of its Subsidiaries or any other obligor or any of their respective obligations under the Credit Agreement or any Related Writing or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assignor's Commitment and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, and the First Amendment Agreement, together with copies of the financial statements delivered pursuant to Section
5.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Related Writings or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the Related Writings or other instruments or documents furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 10.13(f) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be __________, 1995 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 10.13 of the Credit Agreement, effective as of the Effective Date (which shall not be, unless otherwise agreed to by the Agent, earlier than three Cleveland Banking Days after the date of such acceptance and recording by the Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Related Writings and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. The Assignee advises the Agent that the address listed on Annex 1 is its address for notices under the Credit Agreement.

         8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the ____ day of _______________, 1995, by their respective duly authorized officers on Annex 1 hereto.

                                 ANNEX 1 to the
                            Assignment and Acceptance
                            -------------------------

                        Re: Credit Agreement, dated as of
                        April 11, 1995, as amended, among
                      Park-Ohio Industries, Inc., the Banks
                       from time to time parties thereto,
                      and Society National Bank, as Agent
                      -----------------------------------

Name of Assignor:                   SOCIETY NATIONAL BANK

Name of Assignee:                   NATIONAL CITY BANK

Transfer Effective Date of Assignment:

       Principal                                            Percentage                                     Percentage
   Amount of Revolving                                     of Assignor's                                 of Total Revolving
Credit Commitment Assigned                               Interest Assigned                            Credit Commitment Amount

         $ 6,500,000                                            20%                                                10%


       Principal                                             Percentage                                    Percentage
    Amount of Term                                          of Assignor's                                 of Total Term
Loan Commitment Assigned                                 Interest Assigned                            Loan Commitment Amount

         $ 3,500,000                                             20%                                               10%


NATIONAL CITY BANK                                                     SOCIETY NATIONAL BANK

By:                                                                    By:
   ---------------------------------                                      ----------------------------
         Title:                                                                 Kenneth M. Merhar, Vice President

Consented to:                                                          Consented to:

SOCIETY NATIONAL BANK                                                  PARK-OHIO INDUSTRIES, INC.
  as Agent

By:                                                                    By:
   ---------------------------------                                      ----------------------------
   Kenneth M. Merhar, Vice President                                            Title:


                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of April 11, 1995, (as amended by the First Amendment Agreement dated as of June ___, 1995, and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PARKOHIO INDUSTRIES, INC., an Ohio corporation (the "Borrower"), the Banks named therein and SOCIETY NATIONAL BANK, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.

         SOCIETY NATIONAL BANK (the "Assignor") and MELLON BANK (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ten percent (10%) interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the Assignor's Commitment thereunder in a principal amount as set forth on Annex 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Related Writing, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Related Writing or any other instrument or document furnished pursuant thereto, or any collateral security granted in connection therewith, if any, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or the observance by the Borrower, any of its Subsidiaries or any other obligor or any of their respective obligations under the Credit Agreement or any Related Writing or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assignor's Commitment and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, and the First Amendment Agreement, together with copies of the financial statements delivered pursuant to Section
5.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Related Writings or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the Related Writings or other instruments or documents furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 10.13(f) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be __________, 1995 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 10.13 of the Credit Agreement, effective as of the Effective Date (which shall not be, unless otherwise agreed to by the Agent, earlier than three Cleveland Banking Days after the date of such acceptance and recording by the Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Related Writings and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. The Assignee advises the Agent that the address listed on Annex 1 is its address for notices under the Credit Agreement.

         8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the ____ day of _______________, 1995, by their respective duly authorized officers on Annex 1 hereto.

                                 ANNEX 1 to the
                            Assignment and Acceptance
                            -------------------------

                        Re: Credit Agreement, dated as of
                        April 11, 1995, as amended, among
                      Park-Ohio Industries, Inc., the Banks
                     from time to time parties thereto,
                      and Society National Bank, as Agent
                      -----------------------------------

Name of Assignor:                   SOCIETY NATIONAL BANK

Name of Assignee:                   MELLON BANK

Transfer Effective Date of Assignment:

       Principal                                            Percentage                                   Percentage
   Amount of Revolving                                     of Assignor's                              of Total Revolving
Credit Commitment Assigned                               Interest Assigned                        Credit Commitment Amount
         $ 3,250,000                                            10%                                             5%


       Principal                                            Percentage                                    Percentage
    Amount of Term                                         of Assignor's                                 of Total Term
Loan Commitment Assigned                                 Interest Assigned                           Loan Commitment Amount

         $ 1,750,000                                             10%                                            5%


MELLON BANK                                                   SOCIETY NATIONAL BANK

By:                                                           By:
  ---------------------------------                              ------------------------------
    Title:                                                          Kenneth M. Merhar, Vice President

Consented to:                                                          Consented to:

SOCIETY NATIONAL BANK                                         PARK-OHIO INDUSTRIES, INC.
  as Agent

By:                                                           By:
  ---------------------------------                              ------------------------------
    Kenneth M. Merhar, Vice President                               Title:



FIRST AMENDMENT AGREEMENT - MAY, 1995